Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Energy Reports Second Quarter 2016 Financial and Operating Results and

Provides 2016 Capital Budget and Guidance Update

CANONSBURG, Pa. – August 3, 2016 /PRNewswire/ – Rice Energy Inc. (NYSE: RICE) (“Rice Energy”) today reported second quarter 2016 financial and operating results. Highlights to date include:

•	Second quarter net production averaged 758 MMcfe/d, a 43% increase over the prior year quarter and a 12% increase relative to first quarter 2016

•	Second quarter net loss of $139 million, a 118% decrease relative to the prior year quarter

•	Adjusted EBITDAX(1) of $131 million, a 34% increase over the prior year quarter

•	Lease operating expense of $0.13 per Mcfe, 43% lower than the prior year quarter and a 28% decrease relative to first quarter 2016

•	Reduced second quarter well costs in the Marcellus and Utica by approximately 20% to $700 and $1,150 per lateral foot, respectively

•	Achieved record quarterly Rice Midstream Holdings LLC (“RMH”) gathering throughput of 658 MDth/d, a 184% increase over the prior year quarter and 45% higher than first quarter 2016

•	Completed equity offering of 20 million primary shares providing $312 million in net proceeds in April

•	Exited the quarter with strong second quarter liquidity position of $1.4 billion(2) and low leverage(1) of 1.3x

•	Updated guidance to reflect accelerated development activity in the second half of 2016 with unchanged D&C capital budget and lower cash operating expenses

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “We had a remarkable quarter, marked by several notable achievements, including record-low development costs and lease operating expenses, record-high production and midstream throughput volumes, and we turned to sales a company-record 18 operated wells in April. These accomplishments are a testament to our team’s ability to capitalize on assets that generate strong returns in this challenging commodity price environment. With our steady development of highly economic and productive core Marcellus and Utica wells, we are uniquely positioned with a strong balance sheet and differentiated midstream asset portfolio to continue generating best-in-class growth and returns for our shareholders.”

1.	Please see “Supplemental Non-GAAP Financial Measures” for a description of Adjusted EBITDAX, Further Adjusted EBITDAX and related reconciliations to comparable GAAP financial measures.
2.	Excludes Rice Midstream Partners LP.

	Three Months Ended	Six Months Ended
Second Quarter 2016 Consolidated Results	June 30, 2016	June 30, 2016
Total production (MMcfe/d)	758	716
% Gas	100%	100%
% Operated	88%	88%
% Marcellus	68%	69%
NYMEX Henry Hub price ($/MMBtu)	$1.95	$2.02
Average basis impact ($/MMBtu)	(0.15)	(0.18)
FT fuel and variables ($/MMBtu)	(0.12)	(0.13)
Btu uplift (MMBtu/Mcf)	0.09	0.08

Pre-hedge realized price ($/Mcf)	1.77	1.79
Realized hedging gain ($/Mcf)	0.98	1.02

Post-hedge realized price ($/Mcf)	2.75	2.81
Capacity optimization ($/Mcf)	0.02	—

Adjusted realized price ($/Mcf)	$2.77	$2.81

Operating revenues	$155,998	$295,940
Realized gain on derivative instruments	67,393	131,455

Total operating revenues and realized gain on derivative instruments	$223,391	$427,395
Average costs per Mcfe:
Lease operating(1)	$0.13	$0.15
Gathering, compression and transportation	0.39	0.42
Production taxes and impact fees	0.04	0.03
General and administrative(1)	0.34	0.33
Depreciation, depletion and amortization	1.23	1.26
Net income (loss) (in thousands)	$(138,709)	$(135,404)
Adjusted EBITDAX (in thousands)	$130,699	$240,124
RMH throughput (MDth/d)	658	556
% Third-party	67%	65%

1.	Excludes non-cash equity compensation expense of $0.1 million and $6.1 million attributable to lease operating and general and administrative expenses, respectively, for the three months ended June 30, 2016 and $0.2 million and $10.8 million for the six months ended June 30, 2016, respectively.

Second Quarter 2016 Financial Results

Second quarter average realized natural gas price, before the effect of hedges, was $1.77 per Mcf. After giving effect to hedges, our average natural gas price was $2.75 per Mcf. Our average adjusted realized price, including capacity optimization and the impact of hedges, was $2.77 per Mcf. Approximately 82% of our second quarter production received favorable Gulf Coast, TCO, and Midwest pricing. Our average basis differential for the quarter was ($0.15) per MMBtu, while TETCO M2 and Dominion South averaged ($0.69) and ($0.66) per MMBtu, respectively, below NYMEX Henry Hub for the quarter.

Per unit cash production costs (lease operating; gathering, compression and transportation; and production taxes and impact fees) were $0.56 per Mcfe, a 10% decrease from the prior year quarter. We reported a net loss of $138.7 million, a 118% decrease over the prior year quarter. Adjusted EBITDAX for the quarter was $130.7 million, a 34% increase over the prior year quarter. We reported adjusted net loss(1) of $3 million, or $0.02 loss per diluted share after excluding unrealized gains on derivative contracts and other non-recurring income and expense items.

During the second quarter, we invested $148 million including $95 million to drill and complete operated Marcellus and Ohio Utica wells and $19 million for non-operated Ohio Utica development. In addition, we invested $14 million in leasehold activity and $20 million in our RMH midstream assets.

1.	Please see “Supplemental Non-GAAP Financial Measures” for a description of adjusted net income (loss) and a related reconciliation to net income (loss), the comparable GAAP financial measure.

Year to Date 2016 Financial Results

Average realized natural gas price, before the effect of hedges, for the six months ended June 30, 2016 was $1.79 per Mcf. After giving effect to hedges, our average natural gas price was $2.81 per Mcf. Per unit cash production costs were $0.60 per Mcfe, a 9% decrease from the prior year period. Year to date Adjusted EBITDAX was $240.1 million, a 32% increase over the prior year. We reported adjusted net loss of $18 million, or $0.13 loss per diluted share.

During the first six months of the year, we invested $395 million including $256 million to drill and complete operated Marcellus and Ohio Utica wells and $45 million for non-operated Ohio Utica development. In addition, we invested $45 million in leasehold activity and $49 million for our RMH midstream assets.

Financial Position and Liquidity

In April 2016, we completed an underwritten public offering of 34,337,725 shares of our common stock priced at $16.35 per share. We sold 20,000,000 shares and the selling stockholder, NGP Rice Holdings LLC (an affiliate of Natural Gas Partners), sold its remaining position of 14,337,725 shares of our common stock including the over-allotment option. We intend to use the net proceeds of $312 million from the offering for general corporate purposes.

As of June 30, 2016, our liquidity position, excluding RMP, was $1.4 billion, consisting of $1.1 billion of upstream liquidity and $313 million of RMH liquidity. Our consolidated net debt to LTM Further Adjusted EBITDAX(1) ratio was 1.3 times for the second quarter 2016.

1.	Please see “Supplemental Non-GAAP Financial Measures” for a description of Further Adjusted EBITDAX and the related reconciliation to net income (loss), the comparable GAAP financial measure.

Second Quarter 2016 Operating Results

Production for the second quarter was 68.9 Bcfe, or an average of 758 MMcfe/d (100% natural gas), a 43% increase over the prior year quarter and a 12% increase relative to first quarter 2016 production.

As of June 30, 2016, our core leasehold position was approximately 151,000 acres, consisting of approximately 94,000 net Marcellus acres in Washington and Greene Counties, Pennsylvania and 57,000 net Ohio Utica acres primarily in Belmont County, Ohio. In addition, we hold 49,000 net Utica acres across our Pennsylvania leasehold position.

Marcellus Shale

During the second quarter, we turned to sales 9 gross (9 net) horizontal Marcellus wells with an average lateral length of approximately 8,200 feet. In addition, we drilled 10 net and completed 5 net Marcellus wells during the second quarter for an average cost of $700 per lateral foot. The reduced well costs were driven by shorter cycle times, lower service costs and longer laterals.

As of June 30, 2016, we have placed online 18 gross (18 net) Marcellus producing wells during the year.

Utica Shale

During the second quarter, we turned to sales 9 gross (6 net) horizontal Utica wells with an average lateral length of approximately 8,900 feet. In addition, we drilled 3 net and completed 4 net Utica wells during the second quarter for an average cost of $1,150 per lateral foot, reflecting continued cost reductions from shorter project cycle times and lower service costs. In addition, we participated in 4 gross (2 net) non-operated Utica wells turned to sales during the second quarter.

As of June 30, 2016, we have placed online 9 gross (6 net) operated Utica producing wells during the year.

Rice Midstream Holdings LLC

Gathering volumes for the second quarter averaged 658 MDth/d, a 184% increase over the prior year quarter and a 45% increase relative to first quarter 2016, with 67% attributable to third-party volumes. Compression volumes were 461 MDth/d, a 27% increase relative to first quarter 2016, with 68% attributable to third-party volumes. Gathering and compression revenues totaled $11.9 million for the quarter. Operation and maintenance expense totaled $0.5 million, and operating income was $4.0 million.

Gathering volumes for the six months ended June 30, 2016 averaged 556 MDth/d, a 223% increase over the prior year period, with 65% attributable to third-party volumes. Compression volumes were 412 MDth/d, with 63% attributable to third-party volumes. Gathering and compression revenues totaled $22.5 million for the six months ended June 30, 2016. Operation and maintenance expense totaled $1.5 million, and operating income was $7.1 million for the six month period.

As of June 30, 2016, RMH had $275 million of availability on its revolving credit facility and $38 million of cash on hand, resulting in $313 million of total liquidity.

2016 Capital Budget and Guidance Update

As we have continued to sustain efficiency gains and cost savings throughout our operations in 2016, our wells have consistently been below budgeted expectations in both the Marcellus and the Utica. Our Marcellus drilling and completion budget has decreased from $285 million to $230 million, while increasing our number of wells drilled for the year. As a result, we are reinvesting these cost savings in the Utica and increasing our operated Ohio Utica drilling activity and capital budget in this favorable service price environment from $175 million to $240 million. Our non-operated Ohio Utica activity has decreased by $10 million to $90 million. In addition, we are increasing our land budget by $20 million to opportunistically add organic leasehold. Our total E&P budget has increased from $640 to $660 million for 2016. We are tightening the range and raising the midpoint of our 2016 expected net production to 720 - 740 MMcfe/d. Additionally, we are lowering our cash operating expenses. Please see RMP second quarter 2016 results news release and supplemental presentation for updated RMP guidance.

2016 Capital Budget ($ in millions)
E&P
Operated Marcellus	$230
Operated Ohio Utica	$240
Non-Operated Ohio Utica	$90

Total Drilling & Completion	$560
Land(1)	$100

Total E&P	$660
Rice Midstream Holdings LLC	$155

1.	Excluding acquisitions.

Our updated 2016 guidance is presented in the table below:

Net Wells	Spud		Online
Operated Marcellus	35		34
Operated Ohio Utica	20		12
Non-operated Ohio Utica	7		14

Total Net Wells	62		60
Lateral Length (ft.) of Wells Turned Online
Operated Marcellus		7,100
Operated Ohio Utica		9,300
Non-operated Ohio Utica		8,200

Total Net Production (MMcfe/d)	720 - 740
% Natural gas		100%
% Operated		85%
% Marcellus		65%
Pricing:
FT Fuel & Variable (Deduction) ($/Mcfe)	$(0.13)	—	$(0.15)
Heat Content (Btu/Scf)
Marcellus		1050
Utica		1080
Cash Operating Costs ($/Mcfe)
Lease Operating Expense	$0.16	—	$0.18
Gathering and Compression	$0.43	—	$0.47
Firm Transportation	$0.35	—	$0.38
Production Taxes and Impact Fees	$0.03	—	$0.05

Total Cash Operating Costs	$0.97	—	$1.08
Cash G&A ($ in millions)
E&P	$70	—	$75
RMH	$10	—	$15

Total Cash G&A	$80	—	$90
RMH Adjusted EBITDA ($ in millions)	$40	—	$45

Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”)

Gathering volumes for the second quarter averaged 934 MDth/d, a 43% increase over the prior year quarter and a 12% increase relative to first quarter 2016, with 27% attributable to third-party volumes. Compression volumes were 564 MDth/d, an 872% increase over the prior year quarter and a 271% increase relative to first quarter 2016, with 42% attributable to third-party volumes. The significant increase in compression volumes was attributable to new compression capacity placed into service during the second quarter. Fresh water delivery volumes were 335 million gallons or an average of 3.7 MMgal/d during the second quarter, a 106% increase over the prior year quarter and a 28% decrease relative to first quarter 2016, with 34% attributable to third-party volumes. The anticipated sequential quarter decrease was due to timing of well completion activity by Rice Energy and third party customers in the quarter.

Gathering volumes for the six months ended June 30, 2016 averaged 885 MDth/d, a 46% increase over the prior year period, with 27% attributable to third-party volumes. Compression volumes were 358 MDth/d, a 487% increase over the prior year period, with 53% attributable to third-party volumes. Fresh water delivery volumes were 797 million gallons or an average of 4.4 MMgal/d during the six months ended June 30, 2016, a 129% increase over the prior year period.

As of June 30, 2016, RMP had $450 million of availability on its revolving credit facility and $15 million of cash on hand, resulting in $465 million of total liquidity.

On July 22, 2016, RMP declared a quarterly distribution of $0.2235 per unit for the second quarter 2016, an increase of $0.0135 per unit, or 6%, relative to first quarter 2016. The distribution will be payable on August 11, 2016 to unitholders of record as of August 2, 2016.

RMP’s second quarter results were released today and are available at www.ricemidstream.com

Commodity Hedge Position

As depicted in the table below, we have 712 BBtu/d hedged for the third quarter of 2016 at a weighted average floor price of $3.25 per MMBtu. Our remaining 2016 hedges of 732 BBtu/d represent approximately 89% of expected production (based on the midpoint of guidance). For 2017 we have 649 BBtu/d hedged at a weighted average floor price of $3.12 per MMBtu. Please see the “Derivatives Information” table at the end of this press release for more detailed information about our derivatives positions.

Total Fixed Price Derivatives	3Q16	4Q16	2017	2018	2019	2020
Volume Hedged Excl. Calls (BBtu/d)	712	752	649	470	318	83
Wtd Avg. Fixed Floor Price ($/MMBtu)	$3.25	$3.24	$3.12	$3.08	$2.99	$3.07

Conference Call

Rice Energy will host a conference call on August 4, 2016 at 9:30 a.m. Eastern time (8:30 a.m. Central time) to discuss second quarter 2016 financial and operating results. To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can also be accessed from our homepage.

Please visit www.riceenergy.com to view a presentation containing supplemental second quarter 2016 information.

About Rice Energy

Rice Energy Inc. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. For more information, please visit our website at www.riceenergy.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included or incorporate herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), projected operational results, production growth, basis exposure, hedging, the timing and number of well completions, forecasted gathering volumes, revenues, adjusted EBITDAX, distribution growth, distributable cash flow, the timing of completion and nature of midstream projects, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures and risks related to joint venture operations. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceEnergy.com

Rice Energy Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share data)	2016	2015	2016	2015
Operating revenues:
Natural gas, oil and natural gas liquids sales	$122,312	$100,890	$234,754	$197,802
Gathering, compression and water distribution	23,728	11,566	48,280	21,367
Other revenue	9,958	438	12,906	3,264

Total operating revenues	155,998	112,894	295,940	222,433
Operating expenses:
Lease operating	8,913	11,090	19,888	22,681
Gathering, compression and transportation	27,169	16,842	55,301	31,262
Production taxes and impact fees	2,659	1,694	4,310	3,148
Exploration	5,548	356	6,538	1,095
Midstream operation and maintenance	4,596	2,801	14,144	6,132
Incentive unit expense	14,840	23,099	38,982	46,557
Acquisition expense	84	—	556	—
Stock compensation expense	6,232	4,212	11,042	7,467
Impairment of fixed assets	—	—	2,595	—
General and administrative	23,123	20,425	43,356	37,914
Depreciation, depletion and amortization	84,752	76,140	163,937	138,721
Amortization of intangible assets	403	408	811	816
Other expense	11,457	1,998	15,648	3,889

Total operating expenses	189,776	159,065	377,108	299,682

Operating loss	(33,778)	(46,171)	(81,168)	(77,249)
Interest expense	(24,802)	(23,359)	(49,323)	(39,488)
Other income	2,549	1,035	2,762	1,196
(Loss) gain on derivative instruments	(201,555)	(3,710)	(131,376)	57,657
Amortization of deferred financing costs	(1,618)	(1,306)	(3,169)	(2,409)

Loss before income taxes	(259,204)	(73,511)	(262,274)	(60,293)
Income tax benefit	120,496	9,992	126,871	1,462

Net loss	(138,708)	(63,519)	(135,403)	(58,831)
Less: Net income attributable to noncontrolling interests	(17,977)	(6,164)	(38,870)	(10,699)

Net loss attributable to Rice Energy Inc.	(156,685)	(69,683)	(174,273)	(69,530)
Less: Preferred dividends and accretion on redeemable noncontrolling interests	(7,944)	—	(11,402)	—

Net loss attributable to Rice Energy Inc. common stockholders	$(164,629)	$(69,683)	$(185,675)	$(69,530)

Weighted average number of shares of common stock—basic	153,203,901	136,315,882	144,811,902	136,303,914
Weighted average number of shares of common stock—diluted	153,203,901	136,315,882	144,811,902	136,303,914
Loss per share—basic	$(1.07)	$(0.51)	$(1.28)	$(0.51)
Loss per share—diluted	$(1.07)	$(0.51)	$(1.28)	$(0.51)

Rice Energy Inc.

Segment Results of Operations

(Unaudited)

Exploration and Production Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except volumes)	2016	2015	2016	2015
Operating volumes:
Natural gas production (MMcf)	68,702	47,559	129,744	86,647
Oil and NGL production (MBbls)	41	90	97	179
Total production (MMcfe)	68,946	48,099	130,325	87,720
Operating results:
Operating revenues:
Natural gas, oil and NGL sales	$122,312	$100,890	$234,754	$197,802
Other revenue	9,958	438	12,906	3,264

Total operating revenues	132,270	101,328	247,660	201,066
Operating expenses:
Lease operating	8,913	11,090	19,888	22,681
Gathering, compression and transportation	51,307	32,691	99,510	60,367
Production taxes and impact fees	2,659	1,694	4,310	3,148
Exploration	5,548	356	6,538	1,095
Incentive unit expense	14,141	21,885	37,012	44,383
Impairment of fixed assets	—	—	2,595	—
Stock compensation expense	3,347	3,011	5,982	5,231
General and administrative	15,191	16,115	29,092	29,414
Depreciation, depletion and amortization	79,515	73,342	154,471	132,256
Other expense	11,097	1,159	15,500	3,050

Total operating expenses	191,718	161,343	374,898	301,625
Operating loss	$(59,448)	$(60,015)	$(127,238)	$(100,559)
Average costs per Mcfe:
Lease operating	$0.13	$0.23	$0.15	$0.26
Gathering and compression	0.42	0.37	0.41	0.36
Transportation	0.32	0.31	0.35	0.32
Production taxes and impact fees	0.04	0.04	0.03	0.04
Exploration	0.08	0.01	0.05	0.01
Incentive unit expense	0.21	0.45	0.28	0.51
Stock compensation	0.05	0.06	0.05	0.06
General and administrative	0.22	0.34	0.22	0.34
Depreciation, depletion and amortization	1.15	1.52	1.19	1.51

Rice Midstream Holdings Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except volumes)	2016	2015	2016	2015
Operating volumes:
Gathering volumes (MDth/d):	658	232	556	172
Compression volumes (MDth/d):	461	—	412	—
Operating results:
Operating revenues:
Gathering revenues	$9,240	$6,252	$17,776	$9,188
Compression revenues	2,633	—	4,748	—

Total operating revenues	11,873	6,252	22,524	9,188
Operating expenses:
Midstream operation and maintenance	457	98	1,458	525
Incentive unit expense	699	525	1,970	1,051
Acquisition expense	84	—	484	—
Stock compensation expense	1,751	55	2,940	25
General and administrative	3,325	1,254	5,900	2,315
Depreciation, depletion and amortization	1,556	377	2,645	959

Total operating expenses	7,872	2,309	15,397	4,875
Operating income	$4,001	$3,943	$7,127	$4,313

Rice Midstream Partners Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except volumes)	2016	2015	2016	2015
Operating volumes:
Gathering volumes (MDth/d):	934	655	885	607
Compression volumes (MDth/d):	564	58	358	61
Water services volumes (MMgal):	335	163	797	348
Operating results:
Operating revenues:
Gathering revenues	$26,249	$18,912	$51,934	$34,722
Compression revenues	3,787	818	4,902	1,174
Water services revenues	16,511	8,830	44,254	19,175

Total operating revenues	46,547	28,560	101,090	55,071
Operating expenses:
Midstream operation and maintenance	4,187	2,703	12,733	5,607
Incentive unit expense	—	689	—	1,123
Acquisition expense	—	—	73	—
Stock compensation expense	1,134	1,146	2,119	2,211
General and administrative	4,607	3,056	8,363	6,185
Depreciation, depletion and amortization	6,855	2,953	12,225	6,038
Amortization of intangible assets	403	408	811	816
Other expense	361	839	149	839

Total operating expenses	17,547	11,794	36,473	22,819
Operating income	$29,000	$16,766	$64,617	$32,252

Rice Energy Inc.

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDAX and Further Adjusted EBITDAX are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) before non-controlling interest; interest expense; income taxes; depreciation, depletion and amortization; amortization of deferred financing costs; amortization of intangible assets; derivative fair value (gain) loss, excluding net cash receipts on settled derivative instruments; non-cash stock compensation expense; non-cash incentive unit expense; exploration expenses; and other non-recurring items. We define Further Adjusted EBIDAX as Adjusted EBIDAX after non-controlling interest and water revenue adjustment. Neither Adjusted EBITDAX nor Further Adjusted EBITDAX is a measure of net income as determined by United States generally accepted accounting principles, or GAAP.

Management believes Adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management believes Further Adjusted EBITDAX is useful because it allows them to assess the level of consolidated leverage of the company and compare this level to peers. The adjustments made to Adjusted EBITDAX to calculate Further Adjusted EBITDAX address the intercompany eliminations of items impacting Adjusted EBITDAX as a result of the consolidation of RMP, the outstanding indebtedness of which is consolidated with that of the company without regard to non-controlling interest. These adjustments include the addition of non-controlling interest as well as a water revenue adjustment attributable to charges for fresh water delivery services and produced water hauling services provided by RMP to the company, a charge that generates revenue for RMP but does not have a corresponding expense at the company level, as such costs are capitalized.

Adjusted EBITDAX and Further Adjusted EBITDAX should not be considered as alternatives to, or more meaningful than, net income as determined in accordance with GAAP or as indicators of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX and Further Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX or Further Adjusted EBITDAX. Our computations of Adjusted EBITDAX and Further Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. We believe that these measures are widely followed measures of operating performance used by investors.

The following table presents a reconciliation of the non-GAAP financial measure of Adjusted EBITDAX to the GAAP financial measure of net income (loss).

	Three Months Ended	Six Months Ended
(in thousands)	June 30, 2016	June 30, 2016
Adjusted EBITDAX reconciliation to net income (loss):
Net loss	$(138,709)	$(135,404)
Interest expense	24,802	49,323
Depreciation, depletion and amortization	84,752	163,937
Amortization of deferred financing costs	1,618	3,169
Amortization of intangible assets	403	811
Acquisition expense	84	556
Impairment of fixed assets	—	2,595
Loss on derivative instruments(1)	201,555	131,376
Net cash receipts on settled derivative instruments(1)	67,393	131,455
Non-cash stock compensation expense	6,232	11,042
Non-cash incentive unit expense	14,840	38,982
Income tax benefit	(120,496)	(126,871)
Exploration expense	5,548	6,538
Acquisition break up fee	(1,939)	(1,939)
Other expense	2,593	3,424
Non-controlling interest	(17,977)	(38,870)

Adjusted EBITDAX	$130,699	$240,124

1.	The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDAX on a cash basis during the period the derivatives settled.

The following table presents a reconciliation of the non-GAAP financial measure of Further Adjusted EBITDAX to Adjusted EBITDAX.

	Three Months Ended	Six Months Ended
(in thousands)	June 30, 2016	June 30, 2016
Further Adjusted EBITDAX reconciliation:
Adjusted EBITDAX	$130,699	$240,124
Non-controlling interest	17,977	38,870
Water revenue adjustment	10,554	31,125

Further Adjusted EBITDAX	$159,230	$310,119

Net Debt	$756,896

Net Debt/LTM EBITDAX	1.3

Rice Energy Inc.

Supplemental Non-GAAP Financial Measure

(Unaudited)

Adjusted net income (loss) is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted net income (loss) as net income (loss) before derivative fair value (gain) loss, excluding net cash receipts on settled derivative instruments incentive unit expense and other non-recurring items. Adjusted net income (loss) is not a measure of net income as determined by United States generally accepted accounting principles, or GAAP.

We believe that many investors use adjusted net income (loss) in making investment decisions and in evaluating our operational trends and our performance relative to other oil and gas producing companies.

The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income (loss) to the GAAP financial measure of net income (loss).

	Three Months Ended	Six Months Ended
(in thousands)	June 30, 2016	June 30, 2016
Reconciliation to net income (loss) attributable to Rice Energy Inc:
Net loss attributable to Rice Energy Inc.	$(156,687)	$(174,274)
Impairment of fixed assets	—	2,595
Loss on derivative instruments, net of tax(1)	102,793	56,492
Net cash receipts on settled derivative instruments, net of tax(1)	34,370	56,526
Incentive unit expense	14,840	38,982
Other expense, net of tax	1,323	1,472

Adjusted net loss attributable to Rice Energy Inc.	$(3,361)	$(18,207)

1.	The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within adjusted net income on a cash basis during the period the derivatives settled.

Rice Energy Inc.

Supplemental Balance Sheet Data

(Unaudited)

(in thousands)	June 30, 2016
Cash and cash equivalents	$565,514
Long-term debt
6.25% Senior Notes Due April 2022	$900,000
7.25% Senior Notes Due May 2023	397,410
Senior Secured Revolving Credit Facility	—
Midstream Holdings Revolving Credit Facility	25,000
RMP Revolving Credit Facility	—

Total long-term debt	$1,322,410

Net debt	$756,896

Rice Energy Inc.

Derivatives Information

(Unaudited)

The table below provides data associated with our derivatives as of June 30, 2016 for the periods indicated:

All-In Fixed Price Derivatives	3Q16	4Q16	2017	2018	2019	2020
NYMEX Natural Gas Swaps:
Volume Hedged (BBtu/d)	654	675	374	160	128	83
Wtd Average Swap Price ($/MMBtu)	$3.29	$3.30	$3.21	$3.01	$3.02	$3.07
NYMEX Natural Gas Collars:
Volume Hedged (BBtu/d)	40	40	220	280	170	—
Wtd Average Floor Price ($/MMBtu)	$2.89	$2.89	$3.13	$3.16	$3.00	$—
Wtd Average Collar Price ($/MMBtu)	$3.58	$3.58	$3.61	$3.62	$3.52	$—
NYMEX Natural Gas Calls:
Volume Hedged (BBtu/d)	—	—	50	80	110	135
Wtd Average Price ($/MMBtu)	$—	$—	$3.60	$3.48	$3.55	$3.47
NYMEX Natural Deferred Puts:
Volume Hedged (BBtu/d)	—	—	55	30	20	—
Wtd Avg. Net Floor Price ($/MMBtu)	$—	$—	$2.50	$2.77	$2.80	$—
NYMEX Volume Excl Calls (BBtu/d)	694	715	649	470	318	83
NYMEX Volume Incl Calls (BBtu/d)	694	715	699	550	428	218
Swap, Collar & Put Floor ($/MMBtu)	$3.27	$3.27	$3.12	$3.08	$2.99	$3.07
Dominion Natural Gas Swaps
Volume Hedged (BBtu/d)	18	38	—	—	—	—
Wtd Average Swap Price ($/MMBtu)	$2.62	$2.62	$—	$—	$—	$—
Total Fixed Price Derivatives
Volume Hedged Excl. Calls (BBtu/d)	712	752	649	470	318	83
Volume Hedged Incl. Calls (BBtu/d)	712	752	699	550	428	218
Wtd Average Swap Price ($/MMBtu)	$3.25	$3.24	$3.12	$3.08	$2.99	$3.07
Basis Contract Derivatives
Dominion Basis Swaps
Volume Hedged (BBtu/d)	113	57	78	165	150	137
Wtd Average Swap Price ($/MMBtu)	$(1.00)	$(1.14)	$(0.91)	$(0.67)	$(0.63)	$(0.58)
M2/M3 Basis Swaps
Volume Hedged (BBtu/d)	55	62	57	—	40	60
Wtd Average Swap Price ($/MMBtu)	$(1.11)	$(1.02)	$(1.01)	$—	$(0.55)	$(0.53)

All-In Fixed Price Derivatives	3Q16	4Q16	2017	2018	2019	2020
Other Basis Swaps
Volume Hedged (BBtu/d)	314	354	197	104	45	20
Wtd Average Swap Price ($/MMBtu)	$(0.11)	$(0.10)	$(0.12)	$(0.13)	$(0.18)	$(0.12)
Physical Triggered Basis
Appalachian Fixed Basis (Physical)
Volume Hedged (BBtu/d)	25	8	—	4	25	45
Wtd Average Swap Price ($/MMBtu)	$(0.79)	$(0.79)	$—	$(0.58)	$(0.58)	$(0.61)
Other Fixed Basis (Physical)
Volume Hedged (BBtu/d)	140	160	150	125	92	42
Wtd Average Swap Price ($/MMBtu)	$(0.11)	$(0.12)	$(0.12)	$(0.14)	$(0.16)	$(0.15)
Total Basis Swaps (Financial + Physical)
Volume Hedged (BBtu/d)	647	641	482	398	352	304
Wtd Average Swap Price ($/MMBtu)	$(0.38)	$(0.30)	$(0.36)	$(0.36)	$(0.44)	$(0.48)